                                                                    Exhibit 99.1



For release: April 9, 2003, 6:00 am EDT                 Contact: Mark Rittenbaum

GREENBRIER ANNOUNCES IMPROVED SECOND QUARTER RESULTS AND BACKLOG; FORECASTS RETURN TO PROFITABILITY IN SECOND HALF OF THE FISCAL YEAR AND FOR THE YEAR AS A WHOLE.


      HIGHLIGHTS

      - Enhanced performance in North America and Europe improved bottom line results from the same period last year. Loss from continuing operations of $.8 million, or $.05 per share, was realized for the second quarter of fiscal 2003. This compares to a loss from continuing operations of $3.2 million, or $.22 per share, in the second quarter of fiscal 2002.

      - Second quarter fiscal 2003 results included costs of $3.2 million pre-tax associated with certain temporary manufacturing inefficiencies and supplier related issues in North America.

      - Management forecasts a return to profitability in the second half of the fiscal year and the year as a whole, as the result of higher production rates, improved margins, and operating efficiencies.

      - New orders for 1,500 freight cars, with a value of $90 million, were received during the second quarter.

      - New railcar manufacturing backlog in North America and Europe rose to 5,800 units valued at $330 million at February 28, 2003, compared to 5,700 units valued at $310 million at November 30, 2002.

      - The Company continues to maintain strong liquidity. After debt paydowns of $17 million in the first half of the year, February 28, 2003 cash balances were virtually unchanged from August 31, 2002 at nearly $60 million; unused lines of credit remained at $110 million in North America.

      LAKE OSWEGO, OREGON, APRIL 9, 2003 - The Greenbrier Companies [NYSE:GBX] today reported improved results for its second fiscal quarter ended February 28, 2003. Both North American and European operations showed significant financial improvement against the prior year's second fiscal quarter. New railcar backlog and production rates have also doubled during this same period. The Company anticipates a return to profitability for the second half of the fiscal year and for the year as a whole.

      Results for continuing operations in North America were a loss of $0.8 million for the second quarter of fiscal year 2003, compared to a loss of $3.2 million in the second quarter of 2002 and nearly break even results for the first quarter of 2003. Loss from discontinued European operations was $.5 million for the quarter, compared to a loss of $13.7 million in the second quarter of 2002 and a loss of $.6 million in the first quarter of 2003. The prior year's second quarter results include a special charge to continuing North American operations of $2.1 million pretax, and a $17.1 million pretax special charge to discontinued operations.

      Net loss for the quarter was $1.2 million, or $.09 per share, compared to a net loss of $16.8 million, or $1.19 per share, in the second quarter of fiscal 2002.

      Backlog remained strong and stable during the quarter in both North America and Europe. The February 28, 2003 backlog includes 4,500 units valued at $230 million from North American operations and 1,300 units valued at $100 million from European operations. The November 30, 2002 backlog also included 4,500 units valued at $230 million in North America and 1,200 units valued at $80 million in Europe. During the quarter, the Company received orders for 1,500 new railcars valued at $90 million.

William A. Furman, president and chief executive officer, said, "Greenbrier's business outlook in new freight cars continues to improve. Orders for over 3,200 railcars have been received during the first six months of the fiscal year, pushing new railcar production and related financial visibility into our next fiscal year. We expect the Company to be profitable for the second half of the year and the year as a whole, due to higher production levels and improved margins at all of our new railcar facilities. The available supply of rail castings to meet scheduled production continues to be a critical item. We intend to press forward to protect our own interests, and to seek a solution for the industry's difficulties."

"In Mexico, Gunderson-Concarril has been re-opened, and we have commenced production of boxcars for TTX Company. Starting in May, our Gunderson facility will exclusively build double-stack intermodal cars, where the market outlook is strong. Recent orders for over 1,300 riserless deck center partition cars provide a solid outlook for our TrentonWorks facility in Canada. Greenbrier's marine business also received a new order during the second quarter for a 100,000 barrel ocean-going oil barge, pushing its backlog into mid-2004."

Furman added, "We continue to make great progress in our European operations, as a result of aggressive cost reduction measures taken in 2002 and a rebound in the market. Greenbrier remains committed to its plan to recapitalize European operations by the end of fiscal 2003."

Mark Rittenbaum, senior vice president and treasurer noted, "During each of the first two fiscal quarters of 2003, the Company delivered 1,200 new railcars in North America, compared to only 700 cars in the second quarter of 2002. Deliveries in the second half of fiscal 2003 are anticipated to exceed 3,500 units, as we operate at higher production levels."

"The Company's second quarter was impacted by temporary production inefficiencies at TrentonWorks due to the delay in drop deck center partition car production while patent litigation is being resolved. As a result of recent new orders at TrentonWorks, production of riserless deck cars has been accelerated to offset the delay, and TrentonWorks is operating at efficient levels of production again. Gunderson also experienced certain supplier related issues which are now resolved."

Rittenbaum added, "Greenbrier continues to maintain strong liquidity, with cash balances unchanged over the past six months at nearly $60 million, pay downs of debt of $17 million, and unused lines of credit of nearly $110 million. EBITDA from continuing operations was $14.3 million for the first six months of fiscal 2003, compared to $11.2 million for the first six months of fiscal 2002."

The Greenbrier Companies, headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry in North America. Greenbrier builds new railroad freight cars in the U.S., Canada and Mexico, and repairs and refurbishes freight cars and wheels at thirteen locations across North America. The Company also builds new railroad freight cars and refurbishes freight cars for the European market through its manufacturing operations in Poland and various sub-contractor facilities throughout Europe. At Greenbrier's Portland, Oregon manufacturing facility, it builds ocean-going barges for the maritime industry. Greenbrier owns or manages a fleet of approximately 49,000 railcars.

      Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements as to expectations, beliefs, and future financial performance. These forward-looking statements are dependent on a number of factors, business risks and issues, a change in which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors, risks and issues are set forth from time to time under "Forward-Looking Statements," in Management's Discussion and Analysis of Financial Condition and Results of Operations in Greenbrier's SEC filings and reports. Any forward-looking statement speaks only as of the date on which such statement is made. Greenbrier undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.



      The Greenbrier Companies will host a teleconference to discuss second quarter results. Teleconference details are as follows:

        Wednesday, April 9, 2003
        8:00 am Pacific Daylight Time
        Real-time Audio Access:  ("Newsroom" at http://www.gbrx.com)


Please access the site 10 minutes prior to the start time. Following the call, a replay will be available on the same site.

                                                  THE GREENBRIER COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

                                               February 28,    August 31,
                                                  2003            2002
                                                --------       --------
ASSETS
   Cash and cash equivalents                    $ 59,240       $ 58,777
   Accounts and notes receivable                  40,916         45,135
   Inventories                                    69,949         56,868
   Investment in direct finance leases            52,855         69,536
   Equipment on operating leases                 143,575        151,580
   Property, plant and equipment                  57,091         58,292
   Other                                          19,959         21,507
   Discontinued operations                        45,416         65,751
                                                --------       --------
                                                $489,001       $527,446
                                                ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Revolving notes                              $  5,511       $  3,571
   Accounts payable and accrued liabilities      117,493        108,244
   Deferred participation                         43,963         52,937
   Deferred income taxes                          14,859         13,823
   Notes payable                                 122,046        136,577
   Discontinued operations                        56,672         77,188

   Subordinated debt                              23,131         27,069

   Minority interest                               4,898          4,898

   Stockholders' equity                          100,428        103,139
                                                --------       --------
                                                $489,001       $527,446
                                                ========       ========

                                                  THE GREENBRIER COMPANIES, INC.


CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

                                        Three Months Ended            Six Months Ended
                                            February 28,                 February 28,
                                    ------------------------      ------------------------
                                       2003           2002          2003            2002
                                    ---------      ---------      ---------      ---------
REVENUE
   Manufacturing                    $  86,539      $  53,552      $ 165,749      $ 106,769
   Leasing & services                  18,190         18,270         35,869         36,509
                                    ---------      ---------      ---------      ---------
                                      104,729         71,822        201,618        143,278

COST OF REVENUE
   Manufacturing                       83,173         52,899        157,508        102,591
   Leasing & services                  10,961         10,632         22,527         20,863
                                    ---------      ---------      ---------      ---------
                                       94,134         63,531        180,035        123,454

MARGIN                                 10,595          8,291         21,583         19,824

OTHER COSTS
   Selling and administrative           8,162          7,132         15,232         14,623
   expense
   Interest expense                     2,992          3,915          6,273          8,163
   Special charges                         --          2,083             --          2,083
                                    ---------      ---------      ---------      ---------
                                       11,154         13,130         21,505         24,869
Earnings (loss) before income
  taxes, minority interest and
  equity in unconsolidated
  subsidiary                             (559)        (4,839)            78         (5,045)

Income tax benefit (expense)              213          1,911            (16)         1,996
                                    ---------      ---------      ---------      ---------
Earnings (loss) before minority
  interest and equity in
  unconsolidated subsidiary              (346)        (2,928)            62         (3,049)

Minority interest                          18            171             --             --
Equity in unconsolidated
  subsidiary                             (437)          (416)          (955)          (925)
                                    ---------      ---------      ---------      ---------
LOSS FROM CONTINUING OPERATIONS          (765)        (3,173)          (893)        (3,974)

Loss from discontinued
operations (net of tax)                  (472)       (13,653)        (1,088)       (17,895)
                                    ---------      ---------      ---------      ---------
NET LOSS                            $  (1,237)     $ (16,826)     $  (1,981)     $ (21,869)
                                    =========      =========      =========      =========

Basic loss per common share
   Continuing operations            $   (0.05)     $   (0.22)     $   (0.06)     $   (0.28)
   Discontinued operations              (0.04)         (0.97)         (0.08)         (1.27)
                                    ---------      ---------      ---------      ---------
   Net loss                         $   (0.09)     $   (1.19)     $   (0.14)     $   (1.55)
                                    =========      =========      =========      =========

Diluted loss per common share
   Continuing operations            $   (0.05)     $   (0.22)     $   (0.06)     $   (0.28)
   Discontinued operations              (0.04)         (0.97)         (0.08)         (1.27)
                                    ---------      ---------      ---------      ---------
   Net loss                         $   (0.09)     $   (1.19)     $   (0.14)     $   (1.55)
                                    =========      =========      =========      =========

Weighted average common shares:
   Basic                               14,121         14,121         14,121         14,121
   Diluted                             14,121         14,121         14,121         14,121

                                                  THE GREENBRIER COMPANIES, INC.



CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

                                                    Six Months Ended
                                                      February 28,
                                                ----------------------
                                                  2003          2002
                                                --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                     $ (1,981)     $(21,869)
   Adjustments to reconcile net loss to net
        cash used in operating activities:
      Loss from discontinued operations            1,088        17,895
      Other changes in discontinued
      operations                                  (1,269)         (159)
      Deferred income taxes                        1,036        (5,051)
      Deferred participation                      (8,974)       (1,936)
      Depreciation and amortization                8,895         9,044
      Gain on sales of equipment                    (333)         (507)
      Other                                         (836)          (19)
      Decrease (increase) in assets:
        Accounts and notes receivable              4,219           699
        Inventories                              (15,968)          157
        Other                                      1,424         1,324
      Increase (decrease) in liabilities:
        Accounts payable and accrued
        liabilities                                9,603        (4,639)
                                                --------      --------
   Net cash used in operating activities          (3,096)       (5,061)
                                                --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES
   Principal payments received under
   direct finance leases                           7,801        10,175
   Proceeds from sales of equipment               17,492        14,785
   Purchase of property and equipment             (4,928)      (10,312)
   Investment in discontinued operations              --        (1,200)
                                                --------      --------
   Net cash provided by investing
   activities                                     20,365        13,448
                                                --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES
   Changes in revolving notes                      1,940        (7,856)
   Repayments of notes payable                   (14,808)      (20,663)
   Repayment of subordinated debt                 (3,938)       (8,230)
   Dividends                                          --          (847)
                                                --------      --------
   Net cash used in financing activities         (16,806)      (37,596)
                                                --------      --------

INCREASE (DECREASE) IN CASH AND CASH                 463       (29,209)
EQUIVALENTS

CASH AND CASH EQUIVALENTS
   Beginning of period                            58,777        74,547
                                                --------      --------
   End of period                                $ 59,240      $ 45,338
                                                ========      ========

                                                  THE GREENBRIER COMPANIES, INC.



SUPPLEMENTAL DISCLOSURE
Reconciliation of GAAP to EBITDA(1)
(In thousands, unaudited)

                                                    Six Months Ended
                                                      February 28,
                                                ----------------------
                                                  2003          2002
                                                --------      --------
Reported GAAP loss from continuing
   operations                                    $  (893)      $(3,974)
Income tax (benefit)/expense                          16        (1,966)
Interest expense                                   6,273         8,163
Depreciation and amortization                      8,895         9,044
                                                --------      --------
EBITDA from continuing operations                $14,291       $11,267
                                                ========      ========


(1) "EBITDA" (earnings from continuing operations before interest, taxes, depreciation and amortization) is a measurement commonly used by the rail supply companies. It should not be considered in isolation or as a substitute for cash flow from operation activities or cash flow statement data prepared in accordance with generally accepted accounting principles.

                                                  THE GREENBRIER COMPANIES, INC.

Summarized results of operations of the discontinued operations are:

(In thousands)                     Three Months Ended          Six Months Ended
                                      February 28,               February 28,
                                   2003          2002          2003        2002
                                 --------      --------      --------    --------
Revenue (1)                      $ 13,851      $ 27,246      $ 55,751    $ 35,673
Cost of revenue (1)                12,265        26,980        51,762      35,572
                                 --------      --------      --------    --------
Margin                              1,586           266         3,989         101

Selling and administrative
expense                             1,391         2,187         3,776       5,068
Interest expense                      766           768         1,419       2,007
Special charges (2)                    --        17,129            --      17,129
                                 --------      --------      --------    --------
Loss before income taxes and
minority interest                    (571)      (19,818)       (1,206)    (24,103)
Income tax benefit                     99         6,111           118       6,111
Minority interest                      --            54            --          97
                                 --------      --------      --------    --------
Loss from discontinued
operations                       $   (472)     $(13,653)     $ (1,088)   $(17,895)
                                 ========      ========      ========    ========


The following assets and liabilities of the European operation are classified as discontinued operations:

(In thousands)                                       February 28,   August 31,
                                                         2003          2002
                                                       -------       -------
Cash and cash equivalents                              $ 8,695       $ 8,953
Accounts receivable                                     15,750         9,645
Inventories (1)                                         12,128        39,304
Property, plant and equipment                            1,540         1,072
Other                                                    7,303         6,777
                                                       -------       -------
           Total assets - discontinued operations      $45,416       $65,751
                                                       =======       =======
Revolving notes                                        $19,480       $22,249
Accounts payable and accrued liabilities (1)            29,721        47,385
Notes payable                                            7,471         7,554
                                                       -------       -------
           Total liabilities - discontinued
                                 operations            $56,672       $77,188
                                                       =======       =======
Discontinued operations  - liabilities                  47,472        67,988
Estimated liabilities associated with discontinued
operations (3)                                           9,200         9,200
                                                       -------       -------
            Total                                      $56,672       $77,188
                                                       =======       =======

(1) August 31, 2002 balances include $26.9 million in inventory and associated deferred revenue for railcars delivered to a customer for which cash was received but revenue recognition delayed pending certification of railcars. Certification was obtained in the first quarter of 2003 and remaining railcars were delivered allowing recognition of revenue of $27.7 million and the associated cost of revenue.

(2) Special charges relate to $14.8 million of asset impairment write-downs and $2.3 million in costs associated with a restructuring plan to reduce the scale of European operations.

(3) Estimated liabilities associated with discontinued operations represent obligations of the European operations. The settlement of these obligations will depend in part upon the results of negotiations. The aggregate amount of the obligations has been estimated pending determination of the final form of the resolution.